Exhibit 99.1

Upwork Reports Fourth Quarter and Full Year 2020 Financial Results

•Fourth quarter 2020 revenue grew 32% year-over-year to $106.2 million
◦Marketplace revenue grew 34% to $96.9 million
•Full year 2020 revenue grew 24% year-over-year to $373.6 million
◦Marketplace revenue grew 26% to $338.2 million
•Gross margin expanded two percentage points year-over-year to 73% in the fourth quarter and one percentage point to 72% for full year 2020

Santa Clara, CA – February 23, 2021 – Upwork Inc. (Nasdaq: UPWK), the world’s largest work marketplace that connects businesses with independent talent, as measured by gross services volume (“GSV”), today announced its fourth quarter and full year 2020 financial results.

“2020 was a watershed year for Upwork. In the fourth quarter, we achieved our highest year-over-year growth since going public,” said Hayden Brown, President and Chief Executive Officer of Upwork. “Nearly a year into the pandemic, organizations are embracing remote work to unleash the potential of a global workforce of independent talent that gives them the agility, skills and efficiency they need. Our results demonstrate that we are optimally positioned to capture the exciting opportunity ahead by serving customers as the world’s work marketplace.”

Fourth Quarter 2020 Financial Results
•GSV increased by 33% year-over-year to $727.7 million
•Revenue grew 32% year-over-year to $106.2 million
•Marketplace revenue grew 34% year-over-year to $96.9 million
•Marketplace take rate was 13.5%, up from 13.3% a year ago
•Gross margin expanded two percentage points year-over-year to 73%
•Net income was $0.9 million, or $0.01 per share, compared to a net loss of $5.5 million, or $(0.05) per share, in the fourth quarter of 2019
•Non-GAAP net income was $7.8 million, or $0.06 per share, compared to non-GAAP net income of $3.4 million, or $0.03 per share, in the fourth quarter of 2019
•Adjusted EBITDA, a non-GAAP financial measure, was $9.6 million compared to $3.5 million in the fourth quarter of 2019

Full Year 2020 Financial Results
•GSV increased by 21% year-over-year to $2.5 billion
•Revenue grew 24% to $373.6 million
•Marketplace revenue grew 26% to $338.2 million
•Marketplace take rate was 13.6%, up from 13.1% a year ago
•Gross margin expanded one percentage point year-over-year to 72%
•Net loss was $22.9 million, or $(0.19) per share, compared to a net loss of $16.7 million, or $(0.15) per share, in the prior year
•Non-GAAP net income was $6.1 million, or $0.05 per share, compared to non-GAAP net income of $5.5 million, or $0.05 per share, for full year 2019
•Adjusted EBITDA was $14.0 million compared to $7.4 million in the prior year

Note: Reported figures are rounded; unless otherwise noted, comparisons of the fourth quarter of 2020 are to the fourth quarter of 2019 and comparisons for the full year 2020 are to the full year 2019. All financial measures are GAAP unless cited as non-GAAP. Certain operating metrics used here, including “GSV” and “marketplace take rate,” are defined in our most recently filed Quarterly Report on Form 10-Q and will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2020 when filed.

A reconciliation of GAAP to non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Guidance
The guidance we are providing today factors in the expected impacts of the COVID-19 pandemic that are available to us as of today.

As of February 23, 2021, Upwork is providing the following guidance for its first quarter and full year 2021:

For the first quarter of 2021, Upwork expects to report:
•Revenue in the range of $107 million to $109 million
•Adjusted EBITDA in the range of $2 million to $3 million
•Weighted average shares outstanding in the range of 126 million to 128 million

For the full year 2021, Upwork expects to report:
•Revenue in the range of $460 million to $470 million
•Adjusted EBITDA in the range of $12 million to $16 million
•Weighted average shares outstanding in the range of 130 million to 134 million

Fourth Quarter and Full Year 2020 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2 p.m. Pacific Time/5 p.m. Eastern Time to discuss the company’s fourth quarter and full year 2020 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. The prepared remarks corresponding to the information reviewed on today’s conference call will also be available on our Investor Relations website, once the call has concluded.

We use our investor relations website (investors.upwork.com), our Twitter handle (twitter.com/Upwork) and Hayden Brown’s Twitter handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown) as a means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases and earnings releases and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. The content of our websites and information that we may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through our websites or these online and social media channels are not incorporated by reference into this press release or in any report or document we file with the SEC, and any references to our websites or these online and social media channels are intended to be inactive textual references only.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the future performance of Upwork and its market opportunity, including expected financial results for the first quarter and full year of 2021, expectations regarding the impact of the COVID-19 pandemic on our business and industry, and expectations for capturing market share and regarding the changing landscape of work, as well as statements regarding our planned investments to support growth. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Upwork as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the impact and duration of the COVID-19 pandemic on our business and global economic conditions; the impact, severity and duration of safety measures put in place to mitigate the impact of the COVID-19 pandemic; our ability to attract and retain a community of freelancers and clients; our limited operating history under our current business strategy and pricing model; our focus on the long-term and our investments in sustainable, profitable growth; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the impact of new and existing laws and regulations; our ability to generate revenue from our marketplace offerings and the effects of fluctuations in our level of client spend retention; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; competition; challenges to contractor classification or employment status of freelancers on our work marketplace; the possibility that the market for freelancers and the services they offer will develop more slowly than we expect; user circumvention of our work marketplace; our ability to sell to large enterprise, global account, and mid-market clients; the success of our investments in our enterprise sales organization and our related marketing efforts, and expectations for the ability for enterprise sales to drive incremental revenue and GSV growth; changes in the amount and mix of services facilitated through our work marketplace from period to period; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans for sales personnel; the market for information technology; future changes to our pricing model; payment and fraud risks; security breaches; privacy; litigation and related costs; changes in management; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties and assumptions, including those related to the impacts of the COVID-19 pandemic on our clients’ spending decisions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, which are available on the Investor Relations page of our website at investors.upwork.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2020 when filed. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

Undue reliance should not be placed on the forward-looking statements in this press release. These statements are based on information available to Upwork on the date hereof, and Upwork assumes no obligation to update such statements.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present non-GAAP cost of revenue (and as a percentage of revenue), non-GAAP gross profit (and as a percentage of revenue), non-GAAP operating expenses (total and each line item, and total and each non-GAAP operating expense item as a percentage of revenue), non-GAAP income (loss) from operations (and as a percentage of revenue), non-GAAP net income (loss) (and as a percentage of revenue and on a per share basis), and adjusted EBITDA in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), depreciation and amortization (non-cash expense), interest expense, other (income) expense, net, income tax (benefit) provision, and, if applicable, other non-cash transactions.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; (c) tax payments that may represent a reduction in cash available to us; or (d) expense from our common stock warrant issued to the Tides Foundation, which is recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.

About Upwork
Upwork is the world’s largest work marketplace that connects businesses with independent talent, as measured by GSV. We serve everyone from one-person startups to 30% of the Fortune 100 with a powerful, trust-driven platform that enables companies and freelancers to work together in new ways that unlock their potential. Our talent community earned over $2.3 billion on Upwork in 2020 across more than 10,000 skills, including website & app development, creative & design, customer support, finance & accounting, consulting, and operations. Learn more at www.upwork.com and join us on LinkedIn, Twitter, and Facebook.

Upwork is a registered trademark of Upwork Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue
Marketplace	$96,866	$72,189	$338,152	$268,284
Managed services	9,287	8,099	35,476	32,278
Total revenue	106,153	80,288	373,628	300,562
Cost of revenue	28,778	22,937	104,267	88,144
Gross profit	77,375	57,351	269,361	212,418
Operating expenses
Research and development	22,743	16,322	83,471	64,027
Sales and marketing	34,530	25,572	133,225	95,891
General and administrative	18,545	21,134	71,518	67,327
Provision for transaction losses	901	1,199	3,555	3,905
Total operating expenses	76,719	64,227	291,769	231,150
Income (loss) from operations	656	(6,876)	(22,408)	(18,732)
Interest expense	138	259	778	1,306
Other income, net	(500)	(1,634)	(469)	(3,407)
Income (loss) before income taxes	1,018	(5,501)	(22,717)	(16,631)
Income tax provision	(93)	—	(150)	(28)
Net income (loss)	$925	$(5,501)	$(22,867)	$(16,659)

Net income (loss) per share, basic and diluted	$0.01	$(0.05)	$(0.19)	$(0.15)
Weighted-average shares used to compute net income (loss) per share, basic and diluted	123,398	112,690	118,699	109,815

UPWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$94,081	$48,392
Marketable securities	75,570	85,481
Funds held in escrow, including funds in transit	135,042	108,721
Trade and client receivables, net	47,018	30,156
Prepaid expenses and other current assets	9,090	7,885
Total current assets	360,801	280,635
Property and equipment, net	28,139	21,454
Goodwill	118,219	118,219
Intangible assets, net	667	3,335
Operating lease asset	19,729	21,908
Other assets, noncurrent	1,672	829
Total assets	$529,227	$446,380

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,455	$652
Escrow funds payable	135,042	108,721
Debt, current	7,581	7,584
Accrued expenses and other current liabilities	32,868	18,342
Deferred revenue	16,801	13,799
Total current liabilities	198,747	149,098
Debt, noncurrent	3,142	10,699
Operating lease liability, noncurrent	20,506	21,186
Other liabilities, noncurrent	7,522	5,973
Total liabilities	229,917	186,956

Stockholders’ equity:
Common stock	12	11
Additional paid-in capital	494,122	431,370
Accumulated deficit	(194,824)	(171,957)
Total stockholders’ equity	299,310	259,424
Total liabilities and stockholders’ equity	$529,227	$446,380

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$925	$(5,501)	$(22,867)	$(16,659)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for transaction losses	265	1,040	2,919	3,118
Depreciation and amortization	2,728	2,163	10,172	6,661
Amortization of debt issuance costs	18	13	61	52
Amortization of discount on purchases of marketable securities	(9)	(210)	(320)	(1,158)
Amortization of operating lease asset	933	886	3,860	3,945
Tides Foundation common stock warrant expense	186	272	750	711
Stock-based compensation expense	5,981	7,940	25,508	18,798
Loss on disposal of fixed assets	44	14	44	14
Changes in operating assets and liabilities:
Trade and client receivables	(7,510)	(3,815)	(20,000)	(10,918)
Prepaid expenses and other assets	(914)	(662)	(1,198)	(2,069)
Operating lease liability	(431)	(473)	(1,851)	(1,453)
Accounts payable	735	(2,154)	5,822	(1,457)
Accrued expenses and other liabilities	4,990	(4,016)	15,438	(2,957)
Deferred revenue	1,012	3,560	4,027	4,430
Net cash provided by (used in) operating activities	8,953	(943)	22,365	1,058
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(37,066)	(36,836)	(107,281)	(168,786)
Proceeds from maturities of marketable securities	28,500	12,000	117,500	84,500
Purchases of property and equipment	(110)	(522)	(6,320)	(10,752)
Internal-use software and platform development costs	(2,478)	(1,832)	(8,045)	(5,886)
Net cash used in investing activities	(11,154)	(27,190)	(4,146)	(100,924)
CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in escrow funds payable	6,912	(5,872)	26,321	10,535
Proceeds from exercises of stock options and common stock warrant	7,685	4,181	31,028	18,155
Proceeds from borrowings on debt	—	—	18,000	50,000
Repayment of debt	(1,892)	(1,893)	(25,621)	(55,679)
Proceeds from employee stock purchase plan	2,252	2,814	4,913	6,391
Net cash provided by (used in) financing activities	14,957	(770)	54,641	29,402
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	12,756	(28,903)	72,860	(70,464)
Cash, cash equivalents, and restricted cash—beginning of period	219,707	188,506	159,603	230,067
Cash, cash equivalents, and restricted cash—end of period	$232,463	$159,603	$232,463	$159,603

The below table reconciles cash, cash equivalents, and restricted cash as reported in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows as of December 31, 2020 and 2019 (in thousands):

	As of December 31,
	2020	2019
Cash and cash equivalents	$94,081	$48,392
Restricted cash	3,340	2,490
Funds held in escrow, including funds in transit	135,042	108,721
Total cash, cash equivalents, and restricted cash as shown in the consolidated statement of cash flows	$232,463	$159,603

UPWORK INC.
COST OF REVENUE AND GROSS MARGIN
(In thousands)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	2019	Change		2020	2019	Change
Cost of revenue	$28,778	$22,937	$5,841	25%	$104,267	$88,144	$16,123	18%
Components of cost of revenue:
Costs of freelancer services to deliver managed services	7,377	6,620	757	11%	28,703	26,763	1,940	7%
Other components of cost of revenue	21,401	16,317	5,084	31%	75,564	61,381	14,183	23%
Total gross margin	73%	71%			72%	71%

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP Net Income (Loss)	$925	$(5,501)	$(22,867)	$(16,659)
Add back (deduct):
Stock-based compensation	5,981	7,940	25,508	18,798
Depreciation and amortization	2,728	2,163	10,172	6,661
Interest expense	138	259	778	1,306
Other income, net	(500)	(1,634)	(469)	(3,407)
Provision for income tax	93	—	150	28
Tides Foundation common stock warrant expense	186	272	750	711
Non-GAAP Adjusted EBITDA	$9,551	$3,499	$14,022	$7,438

Cost of Revenue Reconciliation:
Cost of revenue, GAAP	$28,778	$22,937	$104,267	$88,144
Stock-based compensation	(200)	(130)	(779)	(456)
Cost of revenue, Non-GAAP	$28,578	$22,807	$103,488	$87,688
% of revenue, GAAP	27%	29%	28%	29%
% of revenue, Non-GAAP	27%	28%	28%	29%

Gross Profit Reconciliation:
Gross profit, GAAP	$77,375	$57,351	$269,361	$212,418
Stock-based compensation	200	130	779	456
Gross profit, Non-GAAP	$77,575	$57,481	$270,140	$212,874
% of revenue, GAAP	73%	71%	72%	71%
% of revenue, Non-GAAP	73%	72%	72%	71%

Operating Expenses Reconciliation:
Research and development, GAAP	$22,743	$16,322	$83,471	$64,027
Stock-based compensation	(2,497)	(1,902)	(9,783)	(6,471)
Research and development, Non-GAAP	$20,246	$14,420	$73,688	$57,556
% of revenue, GAAP	21%	20%	22%	21%
% of revenue, Non-GAAP	19%	18%	20%	19%

Sales and marketing, GAAP	$34,530	$25,572	$133,225	$95,891
Stock-based compensation	(988)	(749)	(4,440)	(2,609)
Sales and marketing, Non-GAAP	$33,542	$24,823	$128,785	$93,282
% of revenue, GAAP	33%	32%	36%	32%
% of revenue, Non-GAAP	32%	31%	34%	31%

General and administrative, GAAP	$18,545	$21,134	$71,518	$67,327
Stock-based compensation	(2,296)	(5,159)	(10,506)	(9,262)
Amortization of intangible assets	(667)	(667)	(2,668)	(2,668)
Tides Foundation common stock warrant expense	(186)	(272)	(750)	(711)
General and administrative, Non-GAAP	$15,396	$15,036	$57,594	$54,686
% of revenue, GAAP	17%	26%	19%	22%
% of revenue, Non-GAAP	15%	19%	15%	18%

Income (Loss) from Operations Reconciliation:
Income (loss) from operations, GAAP	$656	$(6,876)	$(22,408)	$(18,732)
Stock-based compensation	5,981	7,940	25,508	18,798
Amortization of intangible assets	667	667	2,668	2,668
Tides Foundation common stock warrant expense	186	272	750	711
Income from operations, Non-GAAP	$7,490	$2,003	$6,518	$3,445
% of revenue, GAAP	1%	-9%	-6%	-6%
% of revenue, Non-GAAP	7%	2%	2%	1%

Net Income (Loss) Reconciliation:
Net income (loss), GAAP	$925	$(5,501)	$(22,867)	$(16,659)
Stock-based compensation	5,981	7,940	25,508	18,798
Amortization of intangible assets	667	667	2,668	2,668
Tides Foundation common stock warrant expense	186	272	750	711
Net income, Non-GAAP	$7,759	$3,378	$6,059	$5,518
% of revenue, GAAP	1%	-7%	-6%	-6%
% of revenue, Non-GAAP	7%	4%	2%	2%

Net Income (Loss) per Share Reconciliation:
Weighted-average shares outstanding	123,398	112,690	118,699	109,815
Net income (loss) per share, GAAP	$0.01	$(0.05)	$(0.19)	$(0.15)
Net income per share, Non-GAAP	$0.06	$0.03	$0.05	$0.05

Contact:
Investor Relations
Investor@Upwork.com